NEWS RELEASE

CONTACT:
CONMED Corporation
Todd Garner
Chief Financial Officer
315-624-3317
ToddGarner@conmed.com

CONMED Corporation Announces First Quarter 2019 Financial Results

Utica, New York, April 24, 2019 --- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the first quarter of 2019.

First Quarter 2019 Highlights

•	Sales of $218.4 million increased 8.1% year over year as reported and 9.3% in constant currency. Acquisitions contributed approximately 300 basis points of growth.
•	Domestic revenue increased 10.1% year over year.
•	International revenue increased 5.8% as reported and 8.3% in constant currency.
•	Diluted net earnings per share (GAAP) were $0.04, compared to diluted net earnings per share of $0.37 in the first quarter of 2018.
•	Adjusted diluted net earnings per share(1) were $0.57 versus $0.53 in the first quarter of 2018, an increase of 7.5%.
•	Closed Buffalo Filter transaction on February 11, 2019.

“We are pleased to report continued strength and momentum in the business this quarter,” commented Curt R. Hartman, CONMED’s President and Chief Executive Officer. “Our expanding new product pipeline, combined with our solid execution during the first quarter, positions us well to deliver on our increased expectations for 2019.”

2019 Outlook

The Company is increasing its full-year 2019 financial guidance. The Company now expects full-year 2019 reported sales growth in the range of 9% to 10%, which includes an increase to its organic constant currency sales growth to a range of 5.25% to 6.25% from the original range of 5% to 6%, as well as the addition of the Buffalo Filter acquisition. Based on recent exchange rates, the negative impact to 2019 sales from foreign exchange is now expected to be approximately 75 basis points, a reduction from the original estimate of 100 basis points.

The Company is also increasing its guidance for adjusted diluted net earnings per share to the range of $2.47 to $2.52 from the original range of $2.42 to $2.47. This represents growth over 2018 of approximately 13% to 16%. The adjusted diluted net earnings per share estimates for 2019 exclude amortization of intangible assets, amortization of deferred financing fees and debt discount, which are estimated in the range of $34 to $36 million, net of tax. Also excluded are the costs of special items, including acquisition costs, restructuring costs and debt refinancing costs, which are estimated in the range of $16 to $18 million, net of tax.

Supplemental Financial Disclosures

(1) A reconciliation of reported diluted net earnings per share to adjusted diluted net earnings per share, a non-GAAP financial measure, appears below.

Conference Call

The Company’s management will host a conference call today at 4:30 p.m. ET to discuss its first quarter 2019 results.

To participate in the conference call, dial 844-889-7792 (domestic) or 661-378-9936 (international) and refer to the passcode 9275258.

This conference call will also be webcast and can be accessed from the “Investors” section of CONMED's website at www.conmed.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 7:30 p.m. ET on Wednesday, April 24, 2019, until 7:30 p.m. ET on Thursday, May 9, 2019. To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) and enter the passcode 9275258.

Consolidated Condensed Statements of Income

(in thousands, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2019	2018

Net sales	$218,378	$202,064
Cost of sales	96,940	92,507
Gross profit	121,438	109,557
% of sales	55.6%	54.2%
Selling and administrative expense	99,226	84,568
Research & development expense	10,575	7,711
Income from operations	11,637	17,278
% of sales	5.3%	8.6%
Interest expense	9,369	4,818
Other expense	4,225	—
Income (loss) before income taxes	(1,957)	12,460
Provision (benefit) for income taxes	(2,978)	1,803
Net income	$1,021	$10,657

Basic EPS	$0.04	$0.38
Diluted EPS	0.04	0.37

Basic shares	28,173	28,008
Diluted shares	29,034	28,573

Sales Summary

(in millions, unaudited)

	Three Months Ended March 31,
			% Change
						Domestic	International
	2019	2018	As Reported	Impact of Foreign Currency	Constant Currency	As Reported	As Reported	Impact of Foreign Currency	Constant Currency
Orthopedic Surgery	$113.4	$108.9	4.2%	1.5%	5.7%	4.9%	3.8%	2.4%	6.2%
General Surgery	105.0	93.2	12.6%	0.8%	13.4%	13.7%	10.2%	2.6%	12.8%
	$218.4	$202.1	8.1%	1.2%	9.3%	10.1%	5.8%	2.5%	8.3%

Single-use Products	$172.4	$161.7	6.6%	1.2%	7.8%	11.3%	1.3%	2.5%	3.8%
Capital Products	46.0	40.4	13.9%	1.4%	15.3%	5.3%	22.6%	2.8%	25.4%
	$218.4	$202.1	8.1%	1.2%	9.3%	10.1%	5.8%	2.5%	8.3%

Domestic	$117.0	$106.3	10.1%	0.0%	10.1%
International	101.4	95.8	5.8%	2.5%	8.3%
	$218.4	$202.1	8.1%	1.2%	9.3%

Reconciliation of Reported Net Income to Adjusted Net Income

(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31, 2019
	Gross Profit	Selling & Administrative Expense	Operating Income	Interest Expense	Other Expense	Tax Expense/ (Benefit)	Effective Tax Rate	Net Income	Diluted EPS
As reported	$121,438	$99,226	$11,637	$9,369	$4,225	$(2,978)	152.2%	$1,021	$0.04
% of sales	55.6%	45.4%	5.3%
Business acquisition costs (1)	660	(7,245)	7,905	—	—	2,327		5,578	0.19
Debt refinancing costs (2)	—	—	—	—	(3,904)	1,149		2,755	0.09
	$122,098	$91,981	$19,542	$9,369	$321	$498		$9,354	$0.32
Gross profit %	55.9%
Amortization(3)	$1,500	(5,829)	7,329	(2,207)	—	2,408		7,128	0.25
Adjusted net income		$86,152	$26,871	$7,162	$321	$2,906	15.0%	$16,482	$0.57
% of sales		39.5%	12.3%

	Three Months Ended March 31, 2018
	Gross Profit	Selling & Administrative Expense	Operating Income	Interest Expense	Other Expense	Tax Expense/ (Benefit)	Effective Tax Rate	Net Income	Diluted EPS
As reported	$109,557	$84,568	$17,278	$4,818	$—	$1,803	14.5%	$10,657	$0.37
% of sales	54.2%	41.9%	8.6%
Tax reform (4)	—	—	—	—	—	(301)		301	0.01
	$109,557	$84,568	$17,278	$4,818	$—	$1,502		$10,958	$0.38
Adjusted gross profit %	54.2%
Amortization(3)	$1,500	(4,021)	5,521	—	—	1,353		4,168	0.15
Adjusted net income		$80,547	$22,799	$4,818	$—	$2,855	15.9%	$15,126	$0.53
% of sales		39.9%	11.3%

(1) In 2019, the Company incurred investment banking fees, consulting fees, legal fees and integration related costs associated with the acquisition of Buffalo Filter, LLC.

(2) In 2019, in conjunction with the acquisition of Buffalo Filter, LLC, the Company refinanced its existing credit facility and incurred one-time fees associated with an agreement between the Company and JP Morgan Chase Bank, N.A., as well as costs associated with the early extinguishment of debt.

(3) Includes amortization of intangible assets, deferred financing fees and debt discount.

(4) In 2018, the Company recorded tax expense resulting from the 2017 Tax Cuts and Jobs Act. The 2018 amounts are adjustments to the initial December 2017 deferred tax balances.

Reconciliation of Reported Net Income to EBITDA & Adjusted EBITDA

(in thousands, unaudited)

	Three Months Ended
	March 31,
	2019	2018

Net income	$1,021	$10,657
Provision (benefit) for income taxes	(2,978)	1,803
Interest expense	9,369	4,818
Depreciation	4,442	4,502
Amortization	12,208	10,488
EBITDA	$24,062	$32,268

Stock based compensation	2,703	2,303
Business acquisition costs	7,905	—
Debt refinancing costs	3,904	—
Adjusted EBITDA	$38,574	$34,571

EBITDA Margin
EBITDA	11.0%	16.0%
Adjusted EBITDA	17.7%	17.1%

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, neurosurgery, thoracic surgery, and gastroenterology. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release and today’s conference call may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to, the risk factors discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and listed under the heading Forward-Looking Statements in the Company’s most recently filed Form 10-Q. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

The Company supplements the reporting of its financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; adjusted gross profit; cost of sales excluding specified items; adjusted selling and administrative expenses; adjusted research and development expense; adjusted operating income; adjusted interest expense; adjusted other expense; adjusted income tax expense; adjusted effective income tax rate; adjusted net income and adjusted diluted net earnings per share (EPS). The Company believes that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding its financial results and assessing its prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of its operations because they exclude items that may not be indicative of, or are unrelated to, its core operating results and provide a baseline for analyzing trends in the Company’s underlying business. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Management uses these non-GAAP financial measures for reviewing the operating results and analyzing potential future business trends in connection with its budget process and bases certain management incentive compensation on these non-GAAP financial measures.

Net sales on a constant currency basis is a non-GAAP measure. The Company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. To measure percentage sales growth in constant currency, the Company removes the impact of changes in foreign currency exchange rates that affect the comparability and trend of net sales. To measure earnings performance on a consistent and comparable basis, the Company excludes certain items that affect the comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of past and future performance and are therefore excluded to allow investors to better understand underlying operating trends.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, cost of sales, selling and administrative expenses, research and development expense, operating income, interest expense, other expense, income tax expense (benefit), effective income tax rate, net income and diluted net earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures above, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.